Exhibit 1.1

Execution Version

OFFICE PROPERTIES INCOME TRUST

(a Maryland real estate investment trust)

$150,000,000 6.375% Senior Notes due 2050

UNDERWRITING AGREEMENT

Dated: June 16, 2020

OFFICE PROPERTIES INCOME TRUST

(a Maryland real estate investment trust)

$150,000,000 6.375% Senior Notes due 2050

UNDERWRITING AGREEMENT

June 16, 2020

BofA Securities, Inc.

Citigroup Global Markets Inc.

Morgan Stanley & Co. LLC

RBC Capital Markets, LLC

UBS Securities LLC

Wells Fargo Securities, LLC

as Representatives of the several Underwriters

c/o	BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

Office Properties Income Trust, a Maryland real estate investment trust (the “Company”), confirms its agreement with BofA Securities, Inc. (“BofA”), Citigroup Global Markets Inc. (“Citigroup”), Morgan Stanley & Co. LLC (“Morgan Stanley”), RBC Capital Markets, LLC (“RBC”), UBS Securities LLC (“UBS”) and Wells Fargo Securities, LLC (“Wells Fargo”), and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom BofA, Citigroup, Morgan Stanley, RBC, UBS and Wells Fargo are acting as representatives (in such capacity, the “Representatives”), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts set forth in said Schedule A (plus such additional principal amounts of notes each Underwriter may be obligated to purchase pursuant to Section 10 hereof) of $150,000,000 aggregate principal amount of the Company’s 6.375% Senior Notes due 2050 (the “Initial Notes”). In addition, the Company proposes to grant to the Underwriters the option to purchase up to an additional $22,500,000 principal amount of its 6.375% Senior Notes due 2050 (the “Option Notes”). The Initial Notes and the Option Notes are hereinafter collectively referred to as the “Notes”. The Notes are to be issued pursuant to an indenture dated as of July 20, 2017 (the “Base Indenture”) as supplemented by the second supplemental indenture, to be dated as of June 23, 2020 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), each between the Company and U.S. Bank National Association, as trustee (the “Trustee”).

The Company understands that the Underwriters propose to make a public offering of the Notes as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company has filed with the United States Securities and Exchange Commission (the “Commission”) an automatic shelf  registration statement on Form S-3 (No. 333-232515), including the related prospectus, which registration statement became effective  upon filing under  Rule 462(e) (“Rule 462(e)”) of the rules and regulations of the Commission (the “1933 Act Regulations”) under the Securities Act of 1933, as amended (the “1933 Act”). Such registration statement covers the registration of the offer and sale of certain securities, including the Notes, and automatically became effective under the 1933 Act upon filing with the Commission. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus supplement relating to the Notes in accordance with the provisions of Rule 430B (“Rule 430B”) of the 1933 Act Regulations and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. Any information included in such prospectus supplement that was omitted from such registration statement at the time it became effective but that is deemed to be a part of and included in such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information.” Each prospectus used in connection with the offering of the Notes that omitted Rule 430B Information, but including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at the time of first use of such prospectus, is herein called a “preliminary prospectus.” Such registration statement, at any given time, including the amendments thereto at such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time and the documents otherwise deemed to be a part thereof or included therein by the 1933 Act Regulations, is herein called the “Registration Statement”; provided, however, that “Registration Statement” without reference to a time means the Registration Statement as of the time of the first contract of sale for the Notes, which time shall be considered the “new effective date” of the Registration Statement with respect to the Underwriters and the Notes (within the meaning of Rule 430B(f)(2) of the 1933 Act Regulations (“Rule 430B(f)(2)”)). The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.” The final prospectus, in the form furnished to the Underwriters for use in connection with the offering of the Notes, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at the time of the execution of this Agreement, is hereinafter collectively called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, the General Disclosure Package (as defined below), any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, the General Disclosure Package, any preliminary prospectus or the Prospectus, as the case may be, at the time of execution of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, the General Disclosure Package, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), which is incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, the General Disclosure Package, such preliminary prospectus or the Prospectus, as the case may be.

SECTION 1.      Representations and Warranties.

(a)          Representations and Warranties by the Company. The Company represents and warrants to each of the Underwriters as of the date hereof, as of the Applicable Time (as defined in Section 1(a)(ii) hereof), as of the Closing Time (as defined in Section 2(c) hereof) and as of any Date of Delivery (as defined in Section 2(b) hereof) and agrees with each of the Underwriters as follows:

(i)        Compliance with Registration Requirements. (A) At the time of filing the Original Registration Statement, (B) at the time of the most recent amendment thereto, if any, for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act Regulations) made any offer relating to the Notes in reliance on the exemption provided by Rule 163 of the 1933 Act Regulations (“Rule 163”) and (D) at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”), including not having been and not being an “ineligible issuer” as defined in Rule 405. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Notes, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement.” The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations objecting to the use of the automatic shelf registration statement form.

At the time of filing of the Original Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Notes and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.

(ii)        Effectiveness. The Original Registration Statement became effective upon filing under Rule 462(e) on July 2, 2019, and any post-effective amendment thereto also became effective upon filing under Rule 462(e). No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission, and any request on the part of the Commission for additional information has been complied with.

Any offer that is a written communication relating to the Notes made prior to the filing of the Original Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

At the respective times the Original Registration Statement and any amendment thereto became effective, at each deemed effective date with respect to the Underwriters and the Notes pursuant to Rule 430B(f)(2) of the 1933 Act Regulations, at the Closing Time and at each Date of Delivery (if any), the Registration Statement complied, complies and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and did not, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The Prospectus and each amendment or supplement thereto, if any, at the time the Prospectus or any such amendment or supplement was issued, at the Closing Time and at each Date of Delivery (if any), complied, complies and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued, at the Closing Time and at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, at the time they were or hereafter are filed with the Commission, complied, comply and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”) and, when read together with the other information in the Registration Statement, such preliminary prospectus or the Prospectus, (a) at the time the Registration Statement became effective, (b) at the earlier of the time the Prospectus was first used and the date and time of the first contract of sale for the Notes, (c) at the Closing Time and (d) at each Date of Delivery (if any) did not, does not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As of the Applicable Time (as defined below), neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time and the Statutory Prospectus (as defined below), all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 3:35 p.m. (New York City Time) on June 16, 2020 or such other time as agreed by the Company and the Representatives.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”) relating to the Notes (including those identified on Schedule B hereto) that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Notes or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433), as evidenced by its being specified in Schedule B hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Statutory Prospectus” as of any time means the prospectus (including any documents incorporated by reference therein) relating to the Notes that is included in the Registration Statement immediately prior to that time.

Each Issuer Free Writing Prospectus attached to Schedule B hereto, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Notes or until any earlier date that the Company notified or notifies the Representatives as described in the penultimate sentence of Section 3(f) hereof, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any amendments or supplements thereto or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein.

Each preliminary prospectus (including the prospectus filed as part of the Original Registration Statement or any amendment thereto) complied when so filed in all material respects with the 1933 Act Regulations. Each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Notes was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T under the 1933 Act (“Regulation S-T”).

(iii)            Independent Accounting Firm. The accounting firm that certified the financial statements and supporting schedules of the Company included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus is an independent public accounting firm as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the Public Company Accounting Oversight Board (United States).

(iv)             Financial Statements of the Company. The financial statements of the Company included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates and for the periods indicated; said financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods presented. The supporting schedules, if any, present fairly in all material respects the information set forth therein for the periods indicated. The selected financial data and the summary financial information included in or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein for the periods indicated and have been compiled on a basis consistent with that of the audited financial statements of the Company included in or incorporated by reference in the Registration Statement. The pro forma financial statements and the related notes thereto, if any, included in or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the 1934 Act and the 1934 Act Regulations and Item 10 of Regulation S-K under the 1933 Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language (“XBRL”) included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(v)              No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise disclosed therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, on a consolidated basis, other than those arising in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, (C) except for regular quarterly dividends on the Company’s common shares of beneficial interest, par value $.01 per share, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its shares of beneficial interest, and (D) there has not been (i) any material decrease in the Company’s consolidated net worth or (ii) any material increase in the short-term or long-term debt (including capitalized lease obligations but excluding borrowings under existing bank lines of credit) of the Company and its subsidiaries, on a consolidated basis.

(vi)             Good Standing of the Company. The Company has been duly organized and is validly existing as a real estate investment trust in good standing with the State Department of Assessments and Taxation of Maryland (the “SDAT”) and has trust power and authority to own, lease and operate the properties owned by the Company on the date hereof and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign trust to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect.

(vii)           Good Standing of the Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each, a “Subsidiary” and, collectively, the “Subsidiaries”), has been duly formed or organized, as the case may be, and is validly existing as a corporation, partnership, limited liability company or trust, as the case may be, in good standing under the laws of its jurisdiction of incorporation or organization (to the extent good standing is recognized under applicable law), except where the failure to be in good standing would not result in a Material Adverse Effect. The Subsidiaries have full power and authority (corporate and other) to own, lease and operate their properties and to conduct their businesses as described in the Registration Statement, the General Disclosure Package and the Prospectus and are duly qualified as a foreign corporation, partnership, limited liability company or trust, as the case may be, to transact business and are in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; all of the issued and outstanding ownership interests, shares of beneficial interest or other beneficial interest, as the case may be and to the extent applicable, of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or indirectly through wholly owned subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity except as described in the Registration Statement, the General Disclosure Package and the Prospectus; none of the outstanding interests, shares of beneficial interest or other beneficial interest, as the case may be, of the Subsidiaries were issued in violation of the preemptive or similar rights of any securityholder of the Subsidiaries. As of the date hereof, 403 & 405 Glenn Drive, LLC, FP 500 First Street, LLC, FP Cloverleaf, LLC, FP Gude, LLC, One State Street Square Urban Renewal L.L.C., SIR NE Houston LLC, SIR San Antonio (Ridgewood Parkway) LLC, SIR San Jose (Via Del Oro) LP and Snowden First LLC, each a “significant subsidiary” of the Company, do not hold any assets or conduct any business operations, other than any post-closing obligations arising pursuant to the terms of purchase and sale agreements with respect to the properties previously sold by such Subsidiaries.

(viii)           Capitalization. The authorized, issued and outstanding shares of beneficial interest of the Company have been duly authorized and validly issued by the Company and are fully paid and non-assessable (except as otherwise described in the Registration Statement, the General Disclosure Package and the Prospectus), and none of such shares of beneficial interest was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(ix)              Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(x)               Authorization of Transaction Documents. The Company has entered into the following agreements: (i) a Second Amended and Restated Business Management Agreement, dated as of June 5, 2015, as amended by that certain Amendment to Amended and Restated Business Management Agreement, dated as of December 31, 2018 (the “Business Management Agreement”), with The RMR Group LLC (“RMR”); and (ii) a Second Amended and Restated Property Management Agreement, dated as of June 5, 2015 (the “Property Management Agreement”), with RMR.  The Business Management Agreement and the Property Management Agreement are each referred to as a “Transaction Document.” Each Transaction Document has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws affecting the enforceability of creditors’ rights and general principles of equity.

(xi)             Authorization of the Notes. The Notes have been duly authorized by the Company for issuance and sale pursuant to this Agreement. The Notes, when issued and authenticated in the manner provided for in the Indenture and delivered against payment of the consideration therefor specified herein, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

(xii)            Authorization of the Indenture. The Indenture has been duly authorized, and the Base Indenture has been, and, at the Closing Time, the Supplemental Indenture will have been, duly executed and delivered by the Company and the Base Indenture constitutes, and, at the Closing Time, the Supplemental Indenture will constitute, a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law). The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended.

(xiii)           Descriptions of the Notes and the Indenture. The Notes and the Indenture will conform in all material respects to the statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and will be in the form, in all material respects, filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement.

(xiv)           Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Indenture and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated hereby or thereby (including the issuance and sale of the Notes and the use of the proceeds from the sale of the Notes as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary trust action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the organizational documents of the Company or any subsidiary or, except as would not, singly or in the aggregate, have a Material Adverse Effect, any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

(xv)           Absence of Tenant Defaults. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, to the knowledge of the Company, no tenant is in default under any provision of a lease pursuant to which it leases space from the Company or a subsidiary if such default would result in a Material Adverse Effect.

(xvi)          Absence of Employees. The Company and its subsidiaries do not have any employees.

(xvii)         Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which is required to be disclosed in the Registration Statement, the General Disclosure Package and the Prospectus (other than as disclosed therein), or which, if determined adversely to the Company, would result in a Material Adverse Effect or would prohibit the consummation of the transactions contemplated in the Registration Statement, the General Disclosure Package and the Prospectus or under this Agreement, the Indenture or the performance by the Company of its obligations hereunder and under the Indenture; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their property or assets is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, would not result in a Material Adverse Effect.

(xviii)         Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required, except for the absence of any such description or filing as would not cause any material noncompliance with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder.

(xix)           Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business as described in the Registration Statement, the General Disclosure Package and the Prospectus, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xx)            Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the due authorization, execution and delivery by the Company of this Agreement or for the performance by the Company of its obligations hereunder or the consummation of the transactions contemplated in the Registration Statement, the General Disclosure Package and the Prospectus or under this Agreement or the Indenture, in each case in connection with the offer, sale and issuance of the Notes, except such as may be required and will be obtained or made at or prior to the Closing Time and such as may be required by the securities or Blue Sky laws or real estate syndication laws of the various states or any other jurisdiction outside of the United States in connection with the offer, sale and issuance of the Notes and, in the case of the performance thereof, except as are contemplated by the express terms of such documents to occur after the Closing Time or any Date of Delivery and except (x) such as are otherwise described in the Registration Statement, the General Disclosure Package and the Prospectus or (y) such that the failure to obtain would not have a Material Adverse Effect.

(xxi)           Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate of the Company take, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.

(xxii)          Possession of Licenses and Permits. The Company or its subsidiaries possess such permits, licenses, approvals, consents and other authorizations issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business of the Company and its subsidiaries as described in the Registration Statement, the General Disclosure Package and the Prospectus (collectively, “Governmental Licenses”), except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxiii)          Title to Property. The subsidiaries of the Company have good and insurable fee, easement or leasehold title to all real property owned by them, and the Company and its subsidiaries have good title to all other assets owned by them, in each case, except where the failure to hold such title would not, individually or in the aggregate, have a Material Adverse Effect, and such properties are free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, except (a) such as are described in the Registration Statement, the General Disclosure Package and the Prospectus, (b) liens for taxes not yet due and payable, (c) in the case of personal property located at certain real property, such as are subject to purchase money, equipment lease or similar financing arrangements which have been entered into in the ordinary course of business with an aggregate amount not in excess of $5 million or (d) those which do not, singly or in the aggregate, have a Material Adverse Effect. All of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Registration Statement, the General Disclosure Package and the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has received any written notice of any claim that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any such leases or subleases, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease and that would, singly or in the aggregate, have a Material Adverse Effect. Except for leases and subleases in effect on the date hereof, no person has any possessory interest in any property of the Company or right to occupy the same except under and pursuant to (i) the provisions of such leases, (ii) licenses entered into by the Company or a subsidiary in the ordinary course of its business or (iii) liens, claims, encumbrances and restrictions described above, and except for such interests and rights that would not, singly or in the aggregate, have a Material Adverse Effect.

(xxiv)         Novations. The Company, the applicable subsidiary or the prior owner of a property of the Company has obtained, requested or is preparing to request all necessary novations required for the United States to recognize the applicable subsidiary as the successor in interest to the relevant prior owner of each property of the Company to the lessor’s interest under all leases with the General Services Administration or other Federal agencies relating to such property.

(xxv)           Investment Company Act. The Company is not required, and upon the issuance and sale of the Notes as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended.

(xxvi)          Environmental Laws. Except as otherwise set forth in the Registration Statement, the General Disclosure Package and the Prospectus: (i) the properties of the Company are in compliance with, and neither the Company nor any subsidiary has any liability with respect to the properties of the Company under, applicable Environmental Laws (as defined below) except for such non-compliance or liability which would not result in a Material Adverse Effect; (ii) neither the Company nor any subsidiary has at any time released (as such term is defined in Section 101 (22) of CERCLA (as defined below)) or otherwise disposed of or handled, Hazardous Materials (as defined below) on, to or from any property of the Company, except for such releases, disposals and handlings as would not be reasonably likely to result in a Material Adverse Effect; (iii) neither the Company nor any subsidiary knows of any seepage, leak, discharge, release, emission, spill or dumping of Hazardous Materials into waters (including, but not limited to, groundwater and surface water) on, beneath or adjacent to any property of the Company, other than such matters as would not be reasonably likely to result in a Material Adverse Effect; (iv) neither the Company nor any subsidiary has received any written notice of, or has any knowledge of any occurrence or circumstance which, with notice or passage of time or both, would give rise to a claim under or pursuant to any Environmental Law by any governmental or quasi-governmental body or any third party with respect to any property of the Company or arising out of the conduct of the business of the Company or such subsidiary at the properties of the Company, except for such claims that would not be reasonably likely to result in a Material Adverse Effect or that would not be required to be disclosed in the Registration Statement, the General Disclosure Package or the Prospectus; (v) none of the properties of the Company is included or proposed for inclusion on the National Priorities List issued pursuant to CERCLA by the United States Environmental Protection Agency or on any similar list or inventory issued by any other federal, state or local governmental authority having or claiming jurisdiction over such properties pursuant to any other Environmental Law, other than such inclusions or proposed inclusions as would not be reasonably likely to result in a Material Adverse Effect; and (vi) there are no pending administrative, regulatory or judicial actions, suits, demands, claims, notices of noncompliance or violation, investigations or proceedings relating to any applicable Environmental Law against the Company, any subsidiary or the properties of the Company, other than as would not be reasonably likely to result in a Material Adverse Effect. As used herein, “Hazardous Material” shall include, without limitation, any flammable explosives, radioactive materials, chemicals, pollutants, contaminants, wastes, hazardous wastes, toxic substances, petroleum or petroleum products, asbestos-containing materials, toxic mold or any hazardous material as defined by or regulated under any Environmental Law. As used herein, “Environmental Law” (individually, an “Environmental Law” and collectively “Environmental Laws”) shall mean any applicable foreign, federal, state or local law (including statute or common law), ordinance, rule, regulation, or judicial or administrative order, consent decree or judgment relating to the protection of human health (with respect to exposure to Hazardous Materials), the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Secs. 9601-9675 (“CERCLA”), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Secs. 5101-5128, the Solid Waste Disposal Act, as amended, 42 U.S.C. Secs. 6901-6992k, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Secs. 11001-11050, the Toxic Substances Control Act, 15 U.S.C. Secs. 2601-2697, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Secs. 136-136y, the Clean Air Act, 42 U.S.C. Secs. 7401-7671q, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. Secs. 1251-1388, and the Safe Drinking Water Act, 42 U.S.C. Secs. 300f-300j-27, as any of the above statutes may be amended from time to time, and the regulations promulgated pursuant to any of the foregoing.

(xxvii)        Condition of Properties. (A) None of the properties of the Company is in violation of any applicable building code, zoning ordinance or other law or regulation, except where such violation of any applicable building code, zoning ordinance or other law or regulation would not, singly or in the aggregate, have a Material Adverse Effect; (B) neither the Company nor any subsidiary has received written notice of any proposed material special assessment or any proposed change in any property tax, zoning or land use laws or availability of water affecting any property of the Company that would, singly or in the aggregate, have a Material Adverse Effect; (C) there does not exist any violation of any declaration of covenants, conditions and restrictions with respect to any property of the Company which would, singly or in the aggregate, have a Material Adverse Effect, or any state of facts or circumstances or condition or event which would, with the giving of notice or passage of time, or both, constitute such a violation; and (D) the improvements comprising any portion of each property of the Company (the “Improvements”) are free of any and all physical, mechanical, structural, design or construction defects that would, singly or in the aggregate, have a Material Adverse Effect and the mechanical, electrical and utility systems servicing the Improvements (including, without limitation, all water, electric, sewer, plumbing, heating, ventilation, gas and air conditioning) are in good condition and proper working order, reasonable wear and tear and need for routine repair and maintenance excepted, and are free of defects, except for such failures and defects that would not, singly or in the aggregate, have a Material Adverse Effect.

(xxviii)      Access and Utilities. Each of the properties of the Company has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service such property of the Company for its use as described in the Registration Statement, the General Disclosure Package and the Prospectus, except where the failure to have such rights or services would not, singly or in the aggregate, have a Material Adverse Effect. All public utilities necessary to the use and enjoyment of each of the properties of the Company in the manner described in the Registration Statement, the General Disclosure Package and the Prospectus are located either in the public right-of-way abutting such property (and are connected so as to serve such property without passing over other property) or in recorded easements serving such property, subject to such exceptions which, singly or in the aggregate, would not have a Material Adverse Effect. All roads necessary for the use of each of the properties of the Company as described in the Registration Statement, the General Disclosure Package and the Prospectus have been completed and dedicated to public use and accepted by all applicable governmental authorities or are subject to appropriate easements, subject to such exceptions which, singly or in the aggregate, would not have a Material Adverse Effect.

(xxix)          No Condemnation. No condemnation or other proceeding has been commenced that has not been completed, and, to the Company’s knowledge, no such proceeding is threatened, with respect to all or any portion of the properties of the Company or for the relocation away from any property of the Company of any roadway providing access to the properties of the Company or any portion thereof, except for those condemnations or proceedings that would not, singly or in the aggregate, have a Material Adverse Effect.

(xxx)           Registration Rights. Except as otherwise set forth in the Registration Statement, the General Disclosure Package and the Prospectus, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

(xxxi)          Accounting Controls and Disclosure Controls. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) any interactive data in XBRL incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission's rules and guidelines applicable thereto. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, to the knowledge of the Company, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

The Company and its subsidiaries employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxxii)         Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or, to the Company’s knowledge, any of the Company’s trustees or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the Commission in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxxiii)       Tax Returns and Payment of Taxes. All United States federal income tax returns regarding the Company and any of its subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken in good faith and as to which adequate reserves have been provided and will be maintained. The Company and its subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and have paid all taxes due pursuant to such returns or pursuant to any assessment (including all real estate taxes) received by the Company or any of its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided and will be maintained. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.

(xxxiv)        Insurance. The Company and its subsidiaries carry or are entitled to the benefits of insurance (other than insurance coverage for officers and trustees of the Company) with, to the knowledge of the Company, financially sound and reputable insurers, in such amounts as are commercially reasonable for the properties owned by the Company and covering such risks, as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it or any subsidiary will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. Neither the Company nor any subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

(xxxv)          Title Insurance. The Company or the applicable subsidiary carries or is entitled to the benefits of title insurance with respect to its real property with, to the knowledge of the Company, financially sound and reputable insurers, in an amount not less than the purchase price for such property or the carrying cost of such property at the time it was acquired, insuring that the Company or the applicable subsidiary is vested with good and insurable fee, easement or leasehold title to each such property, except to the extent the failure to carry such title insurance would not, individually or in the aggregate, result in a Material Adverse Effect.

(xxxvi)        REIT Qualification. The Company is organized in conformity with the requirements for qualification, and, as of the date hereof, the Company operates, and as of Closing Time the Company will operate, in a manner that qualifies it for taxation as a “real estate investment trust” (a “REIT”) under Sections 856 to 860 of the Internal Revenue Code of 1986, as amended (the “Code”), and the rules and regulations thereunder, for 2020 and subsequent years. The Company qualified as a REIT under the Code for each of the taxable years ended December 31, 2009 through December 31, 2019.

(xxxvii)       Absence of Indebtedness. At the Closing Time, the Company will have no indebtedness for money borrowed except amounts outstanding under the Company’s: (i) $750 million aggregate principal amount unsecured revolving credit facility, which matures on January 31, 2023, (ii) $300 million aggregate principal amount of senior unsecured notes, which mature on February 1, 2022, (iii) $300 million aggregate principal amount of senior unsecured notes, which mature on July 15, 2022, (iv) $350 million aggregate principal amount of senior unsecured notes, which mature on May 15, 2024, (v) $400 million aggregate principal amount of senior unsecured notes, which mature on February 1, 2025, (vi) $310 million aggregate principal amount of senior unsecured notes, which mature on May 1, 2046, and (vii) $212.6 million aggregate principal amount of mortgage notes, for which the maturity dates range from August 3, 2020 to June 1, 2023.

(xxxviii)      Foreign Corrupt Practices Act. None of the Company, any managing trustee, officer, or, to the knowledge of the Company, any independent trustee, agent, affiliate or other person acting on behalf of the Company or any of its subsidiaries has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxxix)         Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xl)                OFAC. None of the Company, any managing trustee, officer, or, to the knowledge of the Company, any independent trustee, agent, affiliate or person acting on behalf of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xli)               Cybersecurity. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (i) to the knowledge of the Company, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company or its subsidiaries, and any such data processed or stored by third parties on behalf of the Company or its subsidiaries), equipment or technology (collectively, “IT Systems and Data”); (ii) neither the Company nor any of its subsidiaries has been notified of, and has no knowledge of any event or condition that would result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data and (iii) the Company and its subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards. The Company and its subsidiaries are presently in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(b)          Officers’ Certificates. Any certificate signed by any officer of the Company or any subsidiary and delivered to the Representatives or to counsel for the Underwriters in connection with the offering of the Notes shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby on the date of such certificate.

SECTION 2.      Sale and Delivery to the Underwriters; Closing.

(a)         Initial Notes. On the basis of the representations, warranties and agreements herein contained and shall be subject to the terms and conditions herein set forth. The Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company the aggregate principal amount of the Initial Notes set forth in Schedule A hereto next to its name at a purchase price of $24.2125 per Note except for sales to certain institutions for which the purchase price shall be $24.50 per Note, plus accrued interest from June 23, 2020, if any, together with such additional principal amount of Initial Notes which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

(b)         Overallotment Option. In addition, on the basis of the representations, warranties and agreements herein included and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters to purchase up to an additional $22,500,000 aggregate principal amount of Notes at the purchase price of $24.2125 per Note except for sales to certain institutions for which the purchase price shall be $24.50 per Note. The option hereby granted will expire 30 days after the date of this Agreement and may be exercised in whole or in part from time to time only for the purpose of covering overallotments which may be made in connection with the offering and distribution of the Initial Notes upon notice to the Company by the Underwriters through the Representatives in writing setting forth the aggregate principal amount of Option Notes as to which the Underwriters are then exercising the option and the time, date and place of payment and delivery for such Option Notes. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Underwriters, but shall not be later than seven full business days, nor earlier than two full business days, after the exercise of said option, nor in any event prior to the Closing Time, unless otherwise agreed upon by the Underwriters and the Company. If the option is exercised as to all or any portion of the principal amount of the Option Notes, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total aggregate principal amount of the Option Notes then being purchased which the respective principal amounts of the Initial Notes set forth in Schedule A opposite the name of which Underwriter bears to the total aggregate principal amount of the Initial Notes, subject to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional Notes.

(c)        Payment and Delivery. Payment of the purchase price for, and delivery of, the Notes shall be made at the offices of Sidley Austin LLP, New York, New York, or at such other place as shall be agreed upon by the Underwriters and the Company, on June 23, 2020, or such other time not later than ten business days after such date as shall be agreed upon by the Underwriters and the Company (such time and date of payment and delivery being herein called the “Closing Time”). In addition, in the event that the overallotment option described above is exercised by the Underwriters, payment of the purchase price for and delivery of the Option Notes shall be made at the above-mentioned offices of Sidley Austin LLP, or at such other place as shall be agreed upon by the Underwriters and the Company on each Date of Delivery as specified in the notice to the Company. The Notes shall be delivered in the form of one or more permanent global securities in definitive form (each, a “Global Security”) deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC. Interests in each Global Security will be held only in book-entry form through DTC, except in the limited circumstances described in the Prospectus. Payment for the Notes shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Trustee, as custodian for DTC of the Global Securities representing all of the Notes.

(d)        Denominations; Registration. The Notes shall be in such denominations (subject to the requirement that the Notes will only be issued in denominations and integral multiples of $25.00) and registered in such names as the Representatives shall request not later than one business day prior to the Closing Time or the relevant Date of Delivery, as the case may be. The evidence of the Global Securities representing the Notes shall be made available for inspection not later than 10:00 A.M. (New York City Time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be, at the office of DTC or its designated custodian.

SECTION 3.      Covenants of the Company. The Company covenants with each Underwriter as follows:

(a)         Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(c), will comply with the requirements of Rule 430B, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or new registration statement relating to the Notes shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or the filing of a new registration statement or any amendment or supplement to the Prospectus, including any document incorporated therein by reference or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Notes. The Company will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company shall pay the required Commission filing fees relating to the Notes within the time required by Rule 456(b)(1)(i) of the 1933 Act Regulations and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations.

(b)         Prevention of Stop Orders. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(c)         Filing of Amendments and 1934 Act Documents. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (or new registration statement relating to the Notes or any amendment, supplement or revision to any preliminary prospectus (including the prospectus included in the Original Registration Statement or amendment thereto at the time it became effective)) or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, and the Company will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object by written notice (which may be delivered by electronic mail) of the Representatives to the Company. The Company has given the Representatives notice of any filings made pursuant to the 1934 Act or the 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object by written notice (which may be delivered by electronic mail) of the Representatives to the Company. The Company will prepare a final term sheet substantially in the form set forth in Schedule B hereto (the “Final Term Sheet”) reflecting the final terms of the Notes, and shall file such Final Term Sheet as an “issuer free writing prospectus” pursuant to Rule 433 prior to the close of business two business days after the date hereof; provided that the Company shall furnish the Representatives with copies of any such Final Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

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(d)     Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, upon request, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, upon request, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)     Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations, would be) required to be delivered under the 1933 Act, such number of copies (including by electronic means, if so requested by the Underwriters, in addition to or in lieu of, paper copies) of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request for the purposes contemplated by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f)     Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Notes as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered (or but for the exception afforded by Rule 172 of the 1933 Act Regulations would be required to be delivered) in connection with sales of the Notes, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or for the Company, which in the case of counsel for the Underwriters shall be communicated by the Representatives in writing (which may be delivered by electronic mail) to the Company, to amend the Registration Statement or to file a new registration statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of such counsel, which in the case of counsel for the Underwriters shall be communicated by the Representatives in writing (which may be delivered by electronic mail) to the Company, at any such time to amend the Registration Statement or to file a new registration statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(c), such amendment, supplement or new registration statement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, the Company will use its best efforts to have such amendment or new registration statement declared effective as soon as practicable (if it is not an automatic shelf registration statement with respect to the Notes) and the Company will furnish to the Underwriters such number of copies of such amendment, supplement or new registration statement as the Underwriters may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus and prior to the completion of the sale of the Notes by the Underwriters, there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicts or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Notes) or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, prevailing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing sentence shall not apply to statements in or omissions from any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein.

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(g)     Blue Sky Qualifications. The Company will use commercially reasonable efforts, in cooperation with the Underwriters, to qualify, if necessary, the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Notes; provided, however, that the Company shall not be obligated to (i) file any general consent to service of process, (ii) qualify as a foreign trust, as a dealer in securities or to do business in any jurisdiction in which it is not so qualified, or (iii) subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(h)     Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earning statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(i)      Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Notes in the manner specified in the General Disclosure Package and the Prospectus under the caption “Use of Proceeds” in all material respects.

(j)      REIT Qualification. The Company currently intends to continue to qualify as a REIT under the Code, and use its best efforts to continue to meet the requirements for qualification as a REIT under the Code.

(k)     Restriction on Sale of Notes. The Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the 1933 Act relating to debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Representatives for a period beginning at the date of this Agreement and ending at the later of 30 days from the date of the Prospectus or the lifting of trading restrictions by the Representatives. For the avoidance of doubt, this covenant does not prohibit (1) draws under the Company’s existing $750 million aggregate principal amount unsecured revolving credit facility, which matures on January 31, 2023, during the period specified in the foregoing sentence, (2) the incurrence or issuance of any secured debt, whether or not securitized, including in each case any related direct or indirect offer, sale, contract to sell, pledge or other disposition or filing or any public disclosure related thereto or (3) the filing of a “shelf” registration statement on Form S-3 to renew the Original Registration Statement prior to its three year anniversary.

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(l)      Reporting Requirements. The Company, during the period when the Prospectus is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(m)    Issuer Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior written consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior written consent of the Company and the Representatives, it has not made and will not make any offer relating to the Notes that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 of the 1933 Act Regulations, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives in writing is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

(n)     Listing. The Company will use its best efforts to effect the listing of the Notes on The Nasdaq Stock Market LLC (the “Nasdaq”) within 30 days of the Closing Date.

(o)     Compliance with Listing Requirements. The Company will comply with the applicable requirements of the listing rules of the Nasdaq (or any successor securities exchange on which the Notes are listed) with respect to the Notes.

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SECTION 4.     Payment of Expenses.

(a)   Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Notes, (iii) the preparation, issuance and delivery of the certificates for the Notes to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Notes by the Company to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, as well as the fees and disbursements of the Trustee, (v) the qualification of the Notes under securities laws in accordance with the provisions of Section 3(g) hereof, including filing fees and the reasonable fees and disbursements of one counsel for the Underwriters (not to exceed $10,000) in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (vii) the printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Notes, (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Notes, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged by the Company in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of transportation chartered in connection with the road show, including 50% of the cost of aircraft, (x) any fees charged by any “nationally recognized statistical rating organization” (as that term is defined in Section 3(a)(62) under the 1934 Act, a “NRSRO”) for the rating of the Notes, (xi) the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Notes made by the Representatives caused by a breach of the representation contained in the fourth paragraph of Section 1(a)(ii) (it being understood that the representation contained in such paragraph shall not apply to statements in or omissions from the General Disclosure Package made in reliance upon and in conformity with information furnished to the Company by the Underwriters through the Representatives in writing expressly for use in the General Disclosure Package) and (xii) any listing of the Notes on any securities exchange and any registration thereof under the 1934 Act. For the avoidance of doubt, except as expressly set forth in this Section 4(a), Section 4(b), Section 6 or Section 7 hereof, the Underwriters shall pay their own costs and expenses, including the fees and expenses of their counsel, any transfer taxes on the resale of Notes by them and the expenses of advertising any offering of the Notes by them.

(b)   Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 9(a)(i) or Section 11 hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5.     Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder to purchase and pay for the Notes pursuant to the terms hereof are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)    Effectiveness of Registration Statement. The Registration Statement has become effective under the 1933 Act and at the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission to the Company for additional information shall have been complied with to the reasonable satisfaction of counsel for the Underwriters. Each preliminary prospectus and the Prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B) and any required filing of each Issuer Free Writing Prospectus pursuant to Rule 433 has been made in the manner and within the time period required by Rule 433(d).

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(b)     Opinion of Sullivan & Worcester LLP. At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Sullivan & Worcester LLP, counsel for the Company, in a form reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters.

In rendering their opinion, Sullivan & Worcester LLP may rely upon an opinion, dated as of Closing Time, of Venable LLP as to matters governed by Maryland law, provided that such reliance is expressly authorized by such opinion. In addition, in rendering such opinion, such counsel may state that their opinion as to laws of the State of Delaware is limited to the Delaware General Corporation Law, the Delaware Revised Uniform Limited Partnership Act and the Delaware Limited Liability Company Act, that their opinions, if any, with respect to subsidiaries organized in jurisdictions other than Massachusetts or Delaware are based on their review of statutes of such jurisdictions comparable to such Delaware statutes, and that their opinion with respect to the qualification of the Company and its subsidiaries to do business in jurisdictions other than their respective jurisdictions of organization is based solely upon certificates to such effect issued by an appropriate official of the applicable jurisdictions.

(c)     Opinion of Venable LLP. At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Venable LLP, Maryland counsel for the Company, in a form reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters.

(d)     Opinion of Sidley Austin LLP. At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Sidley Austin llp, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to such matters as the Representatives shall reasonably request. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

(e)     Company Officers’ Certificate. At the Closing Time, there shall not have occurred, since the date hereof or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any Material Adverse Effect and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of the Closing Time, to the effect that (i) since the date hereof or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, there has not occurred any Material Adverse Effect, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied by the Company hereunder at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the best of such officers’ knowledge, threatened by the Commission.

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(f)     Company Chief Financial Officer’s Certificate. At the Closing Time, the Representatives shall have received a certificate of the chief financial officer of the Company, dated as of the Closing Time, substantially in the form of Exhibit A hereto, together with signed or reproduced copies of such certificate for each of the other Underwriters.

(g)     Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter dated as of such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements (including financial statements pursuant to Rule 3-14 of Regulation S-X and pro forma financial statements) and certain financial information contained in or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(h)     Bring-down Comfort Letter from Ernst & Young LLP. At the Closing Time, the Representatives shall have received from Ernst & Young LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(i)      No Ratings Downgrade. Subsequent to the execution and delivery of this Agreement and at the Closing Time, there shall not have occurred any downgrading, nor shall any notice or announcement have been given or made of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company by any NRSRO.

(j)      At the Closing Time, the Indenture shall have been fully executed and delivered by the Company.

(k)     Date of Delivery Documentation. In the event the Underwriters exercise the overallotment option described in Section 2(b) hereof to purchase all or any portion of the Option Notes, the representations and warranties of the Company included herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of the Date of Delivery, and the Underwriters shall have received:

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(i)                The favorable opinion of Sullivan & Worcester LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Notes and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(ii)               The favorable opinion of Venable LLP, Maryland counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Notes and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(iii)              The favorable opinion of Sidley Austin LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Notes and otherwise to the same effect as the opinion required by Section 5(d) hereof.

(iv)              A certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated such Date of Delivery, confirming that their certificate delivered at the Closing Time pursuant to Section 5(e) hereof remains true as of such Date of Delivery.

(v)               A letter from Ernst & Young LLP, dated such Date of Delivery, substantially the same in scope and substance as the letter furnished to the Underwriters pursuant to Section 5(g) hereof.

(l)      Additional Documents. At the Closing Time and at each Date of Delivery counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Notes as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Notes as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(n)     Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Notes on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Notes may be terminated by the Representatives by written notice from the Representatives to the Company at any time at or prior to the Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 4, 6, 7, 8, 12, 14, 15, 16, 17 and 19 shall survive any such termination and remain in full force and effect.

SECTION 6.     Indemnification.

(a)      Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

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(i)                against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any Rule 430B Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Notes (the “Marketing Materials”), including any road show or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus or any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)               against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

(iii)              against any and all expense whatsoever, as incurred (including the fees and disbursements of one separate firm of counsel (other than local counsel) chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), including any information deemed to be part thereof pursuant to Rule 430B, or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).

(b)     Indemnification of Company, Trustees and Officers. Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, its trustees, each of its officers who signed the Registration Statement, their affiliates, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein.

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(c)      Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties hereunder similarly notified, by written notice delivered to the indemnified party as promptly as reasonably practicable after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, the indemnified party shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence, reasonably approved by the indemnifying party (or by the Representatives in the case of Section 6(b)), representing the indemnified parties who are parties to such action or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party; provided that in no event shall the indemnifying party or parties be liable for the fees and expenses of more than one firm of counsel (in addition to local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar related actions arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Subject to Section 6(d), the indemnifying party under this Section shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage liability or expense by reason of such settlement or judgment to the extent the indemnifying party is required to indemnify the indemnified party under Section 6(a) or (b) hereof.

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(d)     Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7.     Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Notes pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Notes pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus bear to the aggregate initial public offering price of the Notes as set forth on the cover of the Prospectus.

The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

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The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each trustee of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section are several in proportion to the principal amount of Initial Notes set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8.     Representations, Warranties and Agreements to Survive. All representations, warranties and agreements of the Company contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors, any person controlling the Company and (ii) delivery of and payment for the Notes.

SECTION 9.     Termination of Agreement.

(a)     Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has occurred, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus or General Disclosure Package, any Material Adverse Effect, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Notes or to enforce contracts for the sale of the Notes, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or Nasdaq, or if trading generally on Nasdaq has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by such exchange or by order of the Commission or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York authorities or (vi) if the ratings assigned to any debt securities issued or guaranteed by the Company by any NRSRO, as of the date hereof shall have been lowered since such date or if any such rating organization shall have publicly announced that it has placed any debt securities issued or guaranteed by the Company on what is commonly termed a “watch list” for possible downgrading.

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(b)     Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 4, 6, 7, 8, 12, 14, 15, 16, 17 and 19 shall survive such termination and remain in full force and effect.

SECTION 10.   Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Notes which it or they are obligated to purchase under this Agreement (the “Defaulted Notes”), then the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Notes in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(i)                if the principal amount of Defaulted Notes does not exceed 10% of the aggregate principal amount of the Notes to be purchased hereunder, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii)               if the principal amount of Defaulted Notes exceeds 10% of the aggregate principal amount of the Notes to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Notes to be purchased and sold on such Date of Delivery, shall terminate without liability on the part of any non-defaulting Underwriter or the Company.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

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In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Notes, as the case may be, either (i) the Representatives or (ii) the Company shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section.

SECTION 11.   Default by the Company. If the Company shall fail at the Closing Time or at a Date of Delivery, as applicable, to sell and deliver the aggregate principal amount of the Notes that it is obligated to sell hereunder, then this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Notes to be purchased and sold on such Date of Delivery, shall terminate without any liability on the part of any non-defaulting party; provided, however, that the provisions of Sections 1, 4, 6, 7, 8, 12, 14, 15, 16, 17 and 19 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

SECTION 12.   Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives c/o BofA Securities, Inc., 50 Rockefeller Plaza, NY 1-050-12-02, New York, New York 10020, Attention: High Grade Transaction Management/Legal, Facsimile: (646) 855-5958; c/o Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, Facsimile: (646) 291-1469; Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Investment Banking Division, Facsimile: (212) 507-8999); c/o RBC Capital Markets, LLC, Brookfield Place, 200 Vesey Street, 8th Floor, New York, New York 10281, Attention: Transaction Management, Facsimile: (212) 428-6308; c/o UBS Securities LLC, 1285 Avenue of the Americas, New York, New York 10019, Attention: Fixed Income Syndicate, Facsimile: (203) 719-0495; c/o Wells Fargo Securities, LLC, 550 South Tryon Street, 5th Floor, Charlotte, North Carolina 28202, Attention: Transaction Management, Facsimile: (704) 410-0326; and notices to the Company shall be directed to it at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458, Attention: David M. Blackman, President and Chief Executive Officer (fax no.: (617) 928-1305).

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SECTION 13.   Recognition of the U.S. Special Resolution Regimes.

(a)           In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)           In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 13: (A) a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (B) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (C) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (D) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 14.   No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the public offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, its shareholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, financial, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, financial, accounting, regulatory and tax advisors to the extent it deemed appropriate.

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SECTION 15.  Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and their respective successors and the controlling persons and officers and trustees referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and their respective successors, and said controlling persons and officers and trustees and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 16.   Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 17.  GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 18.  TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 19.   Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement, the Indenture or the Notes shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

SECTION 20.  Effect of Headings. The Section and sub-section headings herein are for convenience only and shall not affect the construction hereof.

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THE AMENDED AND RESTATED DECLARATION OF TRUST ESTABLISHING OFFICE PROPERTIES INCOME TRUST, DATED JUNE 8, 2009, AS AMENDED, AS FILED WITH THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND, PROVIDES THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF OFFICE PROPERTIES INCOME TRUST SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, OFFICE PROPERTIES INCOME TRUST. ALL PERSONS DEALING WITH OFFICE PROPERTIES INCOME TRUST IN ANY WAY SHALL LOOK ONLY TO THE ASSETS OF OFFICE PROPERTIES INCOME TRUST FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

Very truly yours,

OFFICE PROPERTIES INCOME TRUST

By:	/s/ Matthew C. Brown
	Name:	Matthew C. Brown
	Title:	Chief Financial Officer and Treasurer

Signature Page to Underwriting Agreement

CONFIRMED AND ACCEPTED, as of the date first above written:

BOFA Securities, Inc.

Citigroup Global Markets Inc.

Morgan Stanley & Co. LLC

RBC Capital Markets, LLC

UBS Securities LLC

Wells Fargo Securities, LLC

BOFA Securities, Inc.			Citigroup Global Markets Inc.

By:	/s/ Hicham Hamdouch		By:	/s/ Adam D. Bordner
	Name:	Hicham Hamdouch		Name:	Adam D. Bordner
	Title:	Managing Director		Title:	Director

Morgan Stanley & Co. LLC			RBC Capital Markets, LLC

By:	/s/ Ian Drewe		By:	/s/ Scott G. Primrose
	Name:	Ian Drewe		Name:	Scott G. Primrose
	Title:	Executive Director		Title:	Authorized Signatory

UBS Securities LLC			Wells Fargo Securities, LLC

By:	/s/ Todd Mahoney		By:	/s/ Carolyn Hurley
	Name:	Todd Mahoney		Name:	Carolyn Hurley
	Title:	Managing Director		Title:	Director
Head of DCM Syndicate Americas

By:	/s/ Igor Grinberg
	Name:	Igor Grinberg
	Title:	Executive Director
DCM Syndicate Americas

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

Signature Page to Underwriting Agreement

SCHEDULE A

Underwriter	Principal Amount of Initial Notes
BofA Securities, Inc.	$23,250,000
Citigroup Global Markets Inc.	23,250,000
Morgan Stanley & Co. LLC	23,250,000
RBC Capital Markets, LLC	23,250,000
UBS Securities LLC	23,250,000
Wells Fargo Securities, LLC	23,250,000
BB&T Capital Markets, a division of BB&T Securities, LLC	1,500,000
Janney Montgomery Scott LLC	1,500,000
JMP Securities LLC	1,500,000
Oppenheimer & Co. Inc.	1,500,000
Regions Securities LLC	1,500,000
Robert W. Baird & Co. Incorporated	1,500,000
U.S. Bancorp Investments, Inc.	1,500,000
Total	$150,000,000

Schedule A-1

SCHEDULE B

Schedule of Issuer Free Writing Prospectuses Included in the General Disclosure Package

1.           Final Term Sheet, attached hereto as Annex A to this Schedule B

Schedule B-1

Annex A to Schedule B

Filed Pursuant to Rule 433

Issuer Free Writing Prospectus

dated June 16, 2020

Registration No. 333-232515

Supplementing the Preliminary

Prospectus Supplement dated June 16, 2020

and Prospectus dated July 2, 2019

OFFICE PROPERTIES INCOME TRUST

PRICING TERM SHEET

$150,000,000 6.375% Senior Notes due 2050

Issuer:	Office Properties Income Trust (the “Issuer”)

Security Type:	Senior Unsecured Notes

Offering Format:	SEC Registered

Security Title:	6.375% Senior Notes due 2050 (the “Notes”)

Principal Amount:	$150,000,000

Overallotment Option:	$22,500,000

Trade Date:	June 16, 2020

Settlement Date:	June 23, 2020 (T+5)

Maturity Date:	June 23, 2050

Interest Payment Dates:	March 1, June 1, September 1 and December 1, commencing on September 1, 2020

Coupon (Interest Rate):	6.375% per annum

Price to Public:	$25.00 per Note, plus accrued interest, if any, from the date the Notes are issued, if settlement occurs after that date.

Underwriting Discount:	$0.7875 per Note for Retail Orders, $4,285,362.375 total, $0.50 per Note for Institutional Orders, $279,135 total.

Use of Proceeds:	The Issuer expects to use the net proceeds from this offering to repay amounts outstanding under its revolving credit facility and for general business purposes, which may include repaying $39.9 million of mortgage debt secured by one property, that has an annual interest rate of 3.6% as of March 31, 2020 and matures in August 2020.

Annex A-1

Net Proceeds (before expenses and excluding the overallotment option):	$145,435,502.625

Optional Redemption Provisions:	The Issuer may redeem some or all of the Notes at any time and from time to time on or after June 23, 2025 at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest, if any, to, but not including, the redemption date.

Minimum Denominations:	$25.00 and integral multiples of $25.00 in excess thereof

Expected Listing:	The Issuer intends to list the Notes on The Nasdaq Stock Market LLC under the symbol “OPINL” and expects trading in the Notes on The Nasdaq Stock Market LLC to begin within 30 days after the Settlement Date.

CUSIP / ISIN:	67623C AB5 / US67623CAB54

Joint Book-Running Managers:	BofA Securities, Inc. Citigroup Global Markets Inc. Morgan Stanley & Co. LLC RBC Capital Markets, LLC UBS Securities LLC Wells Fargo Securities, LLC

Co-Managers:

BB&T Capital Markets, a division of BB&T Securities, LLC

Janney Montgomery Scott LLC

JMP Securities LLC

Oppenheimer & Co. Inc.

Regions Securities LLC

Robert W. Baird & Co. Incorporated

U.S. Bancorp Investments, Inc.

Capitalized terms used in this Pricing Term Sheet but not defined have the meanings given them in the preliminary prospectus supplement.

The Issuer has filed a registration statement (including a prospectus dated July 2, 2019 and a preliminary prospectus supplement dated June 16, 2020) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the related preliminary prospectus supplement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer or any underwriter or any dealer participating in the offering will arrange to send you the prospectus and preliminary prospectus supplement if you request it by calling BofA Securities, Inc. toll-free at 1-800-294-1322; Citigroup Global Markets Inc. toll-free at 1-800-831-9146; Morgan Stanley & Co. LLC toll-free at 1-866-718-1649; RBC Capital Markets, LLC toll-free at 1-866-375-6829; UBS Securities LLC toll-free at 1-888-827-7275 and Wells Fargo Securities, LLC toll-free at 1-800-645-3751.

Annex A-2

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg or another email system.

Annex A-3

Exhibit A

FORM OF CERTIFICATE OF CHIEF FINANCIAL OFFICER

Office Properties Income Trust
Certificate of Chief Financial Officer

Reference is made to the underwriting agreement dated June 16, 2020 (the “Underwriting Agreement”) between Office Properties Income Trust, a Maryland real estate investment trust (the “Company”), and the several underwriters named in Schedule A thereto, for whom BofA Securities, Inc., Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, UBS Securities LLC and Wells Fargo Securities, LLC are acting as representatives. Each capitalized term used but not defined herein shall have the meaning ascribed thereto in the Underwriting Agreement.

I, Matthew C. Brown, do hereby certify that I am the Chief Financial Officer of the Company, and, in my capacity as Chief Financial Officer, and based upon an examination of the Company’s financial records and schedules undertaken by myself or members of my staff who are responsible for the Company’s financial and accounting matters, do hereby certify on behalf of the Company that:

1.	I am familiar with the accounting, operations and records systems of the Company;

2.	I have read (1) the Registration Statement, (2) the Prospectus and (3) the General Disclosure Package;

3.	I have supervised the compilation of and reviewed the circled information contained on the attached Exhibit A, which is incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package. I have compared the dollar and other amounts appearing on the attached Exhibit A to amounts in analyses prepared by the Company from its accounting records and found them to be in agreement in all material respects as of the specified dates.

This certificate is being furnished to the Underwriters, solely to assist them in conducting their investigation of the Company in connection with the offer and sale of the Notes.

[SIGNATURE PAGE FOLLOWS]

Exhibit A-1

IN WITNESS WHEREOF, I have hereunto subscribed my name this 16th day of June, 2020.

OFFICE PROPERTIES INCOME TRUST

Name: Matthew C. Brown
Title: Chief Financial Officer

Exhibit A-2